Exhibit 5.1

February 13, 2025

Rafael Holdings, Inc.

520 Broad Street

Newark, NJ 07102

Re:	Rafael Holdings, Inc. —Registration Statement on Form S-4 (Registration No. 333-282558)

Ladies and Gentlemen:

We have acted as counsel to Rafael Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (Registration No. 333-282558) (the “Registration Statement”), relating to the registration of shares (the “Registered Shares”) of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), warrants to purchase shares of Class B Common Stock (the “Warrants”) and shares of Class B Common Stock underlying the Warrants (the “Warrant Shares”). The Registered Shares, the Warrants and the Warrant Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of August 21, 2024, as amended as of December 18, 2024 and February 4, 2025 (the “Merger Agreement”), by and among the Company; Tandem Therapeutics, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“First Merger Sub”); Tandem Therapeutics, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Second Merger Sub”); and Cyclo Therapeutics, Inc., a Nevada corporation (“Cyclo”) which provides, among other things, for the merger of First Merger Sub with and into Cyclo followed by the merger of Cyclo (as the surviving company of the merger with First Merger Sub) with and into Second Merger Sub with Second Merger Sub being the surviving entity (collectively, the “Merger”). As a result of the Merger, Cyclo is intended to become a wholly-owned limited liability company subsidiary of the Company. The Registered Shares consist of shares of Class B Common Stock issuable at the effective time of the Merger (each, a “Merger Share”) pursuant to Section 1.5 of the Merger Agreement in exchange for shares of Cyclo common stock outstanding at the effective time of the Merger. The Warrants consist of outstanding public warrants of Cyclo being amended to be exercisable for shares of Class B Common Stock and assumed by the Company in the Merger pursuant to Section 1.6 of the Meger Agreement, and the Warrant Shares consist of shares of Class B Common Stock underlying the Warrants.

In connection with the opinions rendered herein, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed including (1) the Registration Statement, (2) the Merger Agreement, (3) the Form of Warrant, (4) the Company’s Amended and Restated Certificate of Incorporation, (5) the Company’s Third Amended and Restated Bylaws, (6) certain resolutions of the Board of Directors of the Company and (7) such other documents, corporate records, and instruments as we have deemed necessary solely for purposes of enabling us to render the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photocopies or digital copies, the authenticity of the originals of such latter documents, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of each certificate issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate. As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.

On the basis of such examination, we are of the opinion that:

1.	Each Merger Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the Merger shall have become effective under the Nevada Business Corporation Act (“NBCA”) and (iii) a certificate representing such Merger Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Merger Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Merger Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

2.	Each Warrant will be validly issued and constitute a binding obligation of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the NBCA and (iii) a certificate representing such Warrant shall have been duly executed, registered and delivered to the person entitled thereto or the Warrant Agent (as such term is defined in the Warrant).

3.	Each Warrant Share, if, as and when issued in accordance with the terms of a Warrant, will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the NBCA, and (iii) a certificate representing such Warrant Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Warrant Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement and the Warrant.

The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Commission.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/Schwell Wimpfheimer and Associates LLP
Schwell Wimpfheimer and Associates LLP